Exhibit 99.1

Investor Contact:

Michael Polyviou

Financial Dynamics

212-850-5748

iPCS, INC. REPORTS FINANCIAL RESULTS FOR THE SECOND QUARTER ENDED JUNE 30, 2008

Also Revises Capital Expenditures Expectations For 2008

SCHAUMBURG, Ill. – July 31, 2008 - iPCS, Inc. (Nasdaq: IPCS), a PCS Affiliate of Sprint Nextel, today reported financial and operational results for its second quarter ended June 30, 2008.  This information supplements the subscriber activity results iPCS previously announced on July 23, 2008.

Highlights for the Quarter ended June 30, 2008:

•                  Total revenues of $129.4 million, compared to $133.2 million in the prior year quarter ended June 30, 2007.

•                  Net loss of $0.6 million, or $0.04 per share, compared to a net loss of $43.6 million, or $2.58 per share, in the prior year quarter.  The prior year quarter included a $30.5 million charge for the early extinguishment of debt.

•                  Adjusted EBITDA of $23.4 million, compared to $18.9 million in the prior year quarter.  Included in Adjusted EBITDA for the second quarter is approximately $1.8 million in Sprint related litigation expenses.  Included in Adjusted EBITDA for the prior year quarter is approximately $0.4 million in Sprint related litigation expenses.

•                  Capital expenditures of $26.6 million, compared to $12.7 million for the prior year quarter.

•                  As previously announced on July 23, 2008:

•                  Gross additions of approximately 61,800, compared to 67,700 for the prior year quarter.

•                  Net additions of approximately 13,400, compared to 21,000 for the prior year quarter.

•                  Monthly churn, net of 30 day deactivations, of approximately 2.3%, compared to 2.2% for the prior year quarter.

•                  Ending subscribers of approximately 654,000, compared to 612,000 for the prior year quarter.

“We are pleased with the subscriber and financial results for the quarter,” remarked Timothy M. Yager, President and CEO of iPCS.  “Our Adjusted EBITDA for the quarter met our expectations and was up 24% from the year ago period as a result of lower gross additions and the continued leveraging of our sales and network infrastructure.  Additionally, we were able to exceed our expectations on net additions by maintaining churn at first quarter 2008 levels which continue to be below levels experienced at year end 2007.  During June, we also exceeded 6.0 million EVDO Rev A covered pops, one of the milestones in our amended affiliation agreements with Sprint entitling us to a $0.15 reduction in our CCPU fee beginning July 1, 2008.”

“We are accelerating a portion of our 2009 planned network build into the fourth quarter of 2008 to take advantage of discounts on network equipment and to maintain build out momentum into 2009.  As such, we are revising our capital expenditure range for 2008 to $70 million to $75 million from $60 million to $65 million. We are reaffirming our 2008 Adjusted EBITDA guidance and still expect to be towards the high end of our previously issued range of $95 million to $105 million, We continue to anticipate our 2009 Adjusted EBITDA growth rate to be at or above 20%,” concluded Yager.

iPCS reaffirms and revises the following full year 2008 guidance:

•                  Reaffirms Gross Additions of 250,000 to 280,000

•                  Reaffirms Adjusted EBITDA of $95 million to $105 million, excluding expenses related to the Sprint litigation

•                  Revises capital expenditures of $70 million to $75 million, from $60 million to 65 million

Conference Call to be held tomorrow, August 1st , at 9:00am ET (8:00am CT)

iPCS has scheduled a conference call for tomorrow, August 1st, at 9:00 a.m. Eastern Time (8:00 a.m. Central Time) to discuss its financial and subscriber results for the quarter ended June 30, 2008.   To listen to the call, dial 1-800-632-2975 at least five minutes before the conference call begins and reference the “iPCS Earnings Conference Call.” Those calling in from international locations should dial 1-973-935-8755. A replay of the call will be available beginning at 2 p.m. Eastern Time on August 1, 2008.  To access the replay, dial (800) 642-1687 using a pass code of 44170142.  To access the replay from international locations, dial (706) 645-9291 and use the same pass code. The call will also be webcast and can be accessed at the Investor Relations page of the iPCS website at www.ipcswirelessinc.com. Replay of the webcast and the call will be available through midnight on August 8, 2008.

About iPCS, Inc.

iPCS, through is operating subsidiaries, is a Sprint PCS Affiliate of Sprint Nextel with the exclusive right to sell wireless mobility communications network products and services under the Sprint brand in 81 markets including markets in Illinois, Michigan, Pennsylvania, Indiana, Iowa, Ohio and Tennessee. The territory includes key markets such as Grand Rapids (MI), Fort Wayne (IN), Tri-Cities (TN), Scranton (PA), Saginaw-Bay City (MI) and Quad Cities (IA/IL). As of June 30, 2008, iPCS’s licensed territory had a total population of approximately 15.1 million residents, of which its wireless network covered approximately 12.2 million residents, and iPCS had approximately 654,000 subscribers. iPCS is headquartered in Schaumburg, Illinois. For more information, please visit iPCS’s website at www.ipcswirelessinc.com.

Definitions of Operating and Non-GAAP Financial Measures

iPCS provides readers financial measures calculated using generally accepted accounting principles (“GAAP”) and other measures which are derived from GAAP (“Non-GAAP Financial Measures”).  These financial measures reflect conventions or standard measures of liquidity, profitability or performance commonly used by the investment community in the telecommunications industry for comparability purposes.  These financial measures are a supplement to GAAP financial measures and should not be considered as an alternative to, or more meaningful than, GAAP financial measures.

The Non-GAAP Financial Measures used in this release include the following:

•                  Adjusted EBITDA represents earnings before interest, taxes, depreciation and amortization as adjusted for gain or loss on the disposal of property and equipment, stock-based compensation expense and debt extinguishment costs. Adjusted EBITDA is a measure used by the investment community in the telecommunications industry for comparability and is not intended to represent the results of our operations in accordance with GAAP.

•                  ARPU, or average revenue per user, is a measure of the average monthly subscriber revenue earned for subscribers based in our territory.  This measure is calculated by dividing subscriber revenues (ARPU) or subscriber revenues plus roaming revenues (ARPU including roaming) in our consolidated statement of operations by the number of our average monthly subscribers during the period divided by the number of months in the period.

•                  CCPU, or cash cost per user, is a measure of the monthly costs to operate our business on a per subscriber basis consisting of costs of service and operations, and general and administrative expenses in our consolidated statement of operations, plus handset subsidies on equipment sold to existing subscribers, less stock-based compensation expense.  These costs are divided by average monthly subscribers in our territory during the period divided by the number of months in the period to calculate CCPU.

•                  CPGA, or cost per gross addition, is a measure of the average cost we incur to add a new subscriber in our territory.  These costs include handset subsidies on new subscriber activations, commissions, rebates and other selling and marketing costs.  We calculate CPGA by dividing (a) the sum of cost of products sold less product sales revenues associated with transactions with new subscribers and selling and marketing expenses, net of stock-based compensation expense, during the measurement period, by (b) the total number of subscribers activated in our territory during the period.

•                  Average monthly churn is used to measure the rate at which subscribers based in our territory deactivate service on a voluntary or involuntary basis.  We calculate average monthly churn based on the number of subscribers deactivated during the period (net of transfers out of our territory and those who deactivated within 30 days of activation) as a percentage of our average monthly subscriber based during the period divided by the number of months during the period.

•                  Licensed Pops represents the number of residents in our territory in which we have an exclusive right to provide wireless mobility communications services under the Sprint brand name.  The number of residents located in our territory does not represent the number of wireless subscribers that we serve or expect to serve in our territory.

•                  Covered Pops represents the number of residents covered by our portion of the wireless network of Sprint in our territory.  The number of residents covered by our network does not represent the number of wireless subscribers that we serve or expect to serve in our territory.

“Safe Harbor” Statement under Private Securities Litigation Reform Act of 1995

Statements in this press release regarding iPCS’s business which are not historical facts are “forward-looking statements.” Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. Such statements are based upon the current beliefs and expectations of management and are subject to significant risks and uncertainties. A variety of factors could cause actual results to differ materially from those anticipated in iPCS’s forward-looking statements, including the following factors: (1) iPCS’s dependence on its affiliation with Sprint; (2) the final outcome of iPCS’s litigation against Sprint concerning the Sprint/Nextel merger and the scope of iPCS’s exclusivity, including with respect to Sprint’s proposed WiMAX transaction with Clearwire; (3) changes in Sprint’s affiliation strategy as a result of the Sprint/Nextel merger and Sprint’s acquisition of all but three Sprint Affiliates of Sprint Nextel; (4) changes in Sprint’s ability to devote as much of its personnel and resources to the remaining three Sprint Affiliates of Sprint Nextel; (5) changes in iPCS’s customer default rates and increases in bad debt expense; (6) changes or advances in technology; (7) changes in Sprint’s national service plans, products and services or its fee structure with iPCS; (8) declines in the relationship between roaming revenue iPCS receives and roaming expense iPCS pays; (9) the impact on iPCS’s business of the recent amendments to iPCS’s affiliation agreements with Sprint; (10) iPCS’s reliance on the timeliness, accuracy and sufficiency of financial and other data and information received from Sprint; (11) difficulties in network construction, expansion and upgrades; (12) increased competition in iPCS’s markets; (13) iPCS’s dependence on independent third parties for a sizable percentage of its sales; (14) the inability to open the number of new stores and to expand the co-dealer network as planned; and (15) the depth and duration of the economic downturn in the United States. For a detailed discussion of these and other cautionary statements and factors that could cause actual results to differ from iPCS’s forward-looking statements, please refer to iPCS’s filings with the SEC, especially in the “risk factors” section of the Annual Report on Form 10-K for the fiscal year ended December 31, 2007, our Form 10Q for the quarter ended March 31, 2008 and in any subsequent filings with the SEC. Investors and analysts should not place undue reliance on forward-looking statements. The forward-looking statements in this document speak only as of the date of the document and iPCS assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those contained in the forward looking statements.

iPCS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(Dollars in thousands, except share and per share amounts)

	June 30,	December 31,
	2008	2007

Assets
Current Assets:
Cash and cash equivalents	$65,554	$77,599
Accounts receivable, net of allowance for doubtful accounts of $8,334 and $9,635, respectively	34,569	29,774
Receivable from Sprint	39,484	41,509
Inventories, net	5,597	5,277
Assets held for sale	1,996	2,680
Prepaid expenses	6,062	6,792
Other current assets	221	81
Total current assets	153,483	163,712
Property and equipment, net	150,961	128,677
Financing costs, net	7,106	7,794
Deferred customer activation costs	4,468	4,728
Intangible assets, net	95,190	99,777
Goodwill	141,783	141,783
Other assets	345	353
Total assets	$553,336	$546,824

Liabilities and Stockholders’ Deficiency
Current Liabilities:
Accounts payable	$5,874	$6,136
Accrued expenses	19,301	14,791
Payable to Sprint	50,015	49,205
Deferred revenue	12,154	11,176
Accrued interest	5,612	6,216
Current maturities of long-term debt and capital lease obligations	33	30
Total current liabilities	92,989	87,554
Deferred customer activation fee revenue	4,468	4,728
Interest rate swap	11,101	11,607
Other long-term liabilities	6,859	7,331
Long-term debt and capital lease obligations, excluding current maturities	475,420	475,438
Total liabilities	590,837	586,658

Stockholders’ Deficiency:
Preferred stock, par value $.01 per share; 25,000,000 shares authorized; none issued	—	—
Common stock, par value $.01 per share; 75,000,000 shares authorized, 17,155,085 and 17,112,244 shares issued and outstanding, respectively	171	171
Additional paid-in-capital	165,151	161,072
Accumulated deficiency	(191,722)	(189,470)
Accumulated other comprehensive loss	(11,101)	(11,607)
Total stockholders’ deficiency	(37,501)	(39,834)
Total liabilities and stockholders’ deficiency	$553,336	$546,824

iPCS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

(In thousands except share and per share data)

	For the Three Months Ended		For the Six Months Ended
	June 30, 2008	June 30, 2007	June 30, 2008	June 30, 2007

Revenues:
Service revenue	$94,174	$89,924	$186,273	$174,945
Roaming revenue	31,657	40,036	61,801	72,997
Equipment and other	3,540	3,273	6,955	6,144
Total revenues	129,371	133,233	255,029	254,086
Operating Expenses:
Cost of service and roaming (exclusive of depreciation and amortization, as shown separately below)	70,463	78,739	138,647	152,154
Cost of equipment	12,874	12,770	24,537	25,949
Selling and marketing	16,444	19,108	34,303	39,682
General and administrative	7,992	8,670	15,080	15,597
Depreciation	11,556	12,031	23,217	23,869
Amortization of intangible assets	2,293	7,594	4,587	15,188
Loss on disposal of property and equipment, net	248	6	258	65
Total operating expenses	121,870	138,918	240,629	272,504
Operating income (loss)	7,501	(5,685)	14,400	(18,418)
Interest income	384	1,555	1,104	3,098
Interest expense	(8,221)	(9,128)	(17,136)	(17,098)
Debt extinguishment costs	—	(30,501)	—	(30,501)
Other income, net	15	115	30	132
Loss before provision for income tax	(321)	(43,644)	(1,602)	(62,787)
Provision for income tax	325	—	650	—
Net loss	$(646)	$(43,644)	$(2,252)	$(62,787)

Basic and diluted loss per share of common stock	$(0.04)	$(2.58)	$(0.13)	$(3.71)

Weighted average common shares outstanding	17,154,237	16,938,265	17,145,140	16,906,242

iPCS, INC. AND SUBSIDIARIES

(UNAUDITED)

(In thousands)

Reconciliation of Non-GAAP Financial Measures

	For the Three Months Ended		For the Six Months Ended
	June 30, 2008	June 30, 2007	June 30, 2008	June 30, 2007

Net loss	$(646)	$(43,644)	$(2,252)	$(62,787)
Net interest expense	7,837	7,573	16,032	14,000
Provision for income taxes	325	—	650	—
Debt extinguishment costs	—	30,501	—	30,501
Depreciation and amortization	13,849	19,625	27,804	39,057
Stock-based compensation expense	1,819	4,817	3,660	6,730
Loss on disposal of property and equipment	248	6	258	65
Adjusted EBITDA	$23,432	$18,878	$46,152	$27,566

iPCS, INC. AND SUBSIDIARIES

(UNAUDITED)

Summary of Operating Statistics

	For the Three Months Ended
	June 30, 2008	March 31, 2008	June 30, 2007

Subscribers
Gross Additions	61,800	59,200	67,700
Net Additions	13,400	10,700	21,000
Total Subscribers	654,000	640,600	612,000
Churn, Net	2.3%	2.3%	2.2%

Average Revenue Per User, Monthly
Including Roaming	$65	$64	$72
Without Roaming	$48	$48	$50

Cash Cost Per User , Monthly
Including Roaming	$41	$40	$48
Without Roaming	$32	$31	$34

Cost Per Gross Addition	$358	$399	$364

Licensed Pops (Millions)	15.1	15.1	15.0
Covered Pops (Millions)	12.2	12.0	11.9
Cell Sites	1,763	1,696	1,656

iPCS, INC. AND SUBSIDIARIES

(UNAUDITED)

(Dollars in thousands, except per user and per add amounts)

Reconciliation of Non-GAAP Financial Measures

	For the Three Months Ended
	June 30, 2008	March 31, 2008	June 30, 2007

ARPU
Service revenue	$94,174	$92,099	$89,924
Roaming revenue	31,657	30,144	40,036
Total service revenue	$125,831	$122,243	$129,960
Average subscribers	648,030	633,800	601,868
Average revenue per user including roaming, monthly	$65	$64	$72
Average revenue per user without roaming, monthly	$48	$48	$50

CCPU
Cost of service and roaming	$70,463	$68,184	$78,739
plus: General and administrative expenses	7,992	7,088	8,670
less: Stock-based compensation expense	(1,615)	(1,628)	(4,167)
less: Retail equipment upgrade revenue	(912)	(503)	(449)
plus: Retail equipment cost of upgrades	4,406	2,770	3,802
Total cash costs including roaming	$80,333	$75,911	$86,595
less: Roaming expense	(18,304)	(16,526)	(25,731)
Total cash costs without roaming	$62,029	$59,385	$60,864
Average subscribers	648,030	633,800	601,868
Cash cost per user, monthly	$41	$40	$48
Cash cost per user without roaming, monthly	$32	$31	$34

CPGA
Selling and marketing	$16,444	$17,859	$19,108
less: Stock-based compensation expense	(204)	(213)	(650)
less: Equipment revenue, net of upgrade revenue	(2,608)	(2,900)	(2,809)
plus: Cost of equipment, net of cost of upgrades	8,468	8,893	8,968
Total costs of acquisition	$22,100	$23,639	$24,617
Gross adds	61,800	59,200	67,700
Cost per gross add	$358	$399	$364